UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/29/2009

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-123749

Delaware	20-0411521
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Kraton Polymers LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-123747

Delaware	26-3739386
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

In a letter dated December 29, 2009 from Shell Chemicals LP (“Shell”) to Kraton Polymers U.S. LLC (“Kraton U.S.”), Shell announced that it has elected to terminate the Isoprene Sales Contract dated September 11, 1999, as amended, in accordance with the terms thereof. The effective date of termination will be December 31, 2009. Kraton U.S. is a wholly owned subsidiary of Kraton Polymers LLC, which in turn, is a wholly owned subsidiary of Kraton Performance Polymers, Inc. (collectively “Kraton”).

Kraton sourced isoprene in the United States pursuant to the terminated contract. Kraton U.S. and Shell have executed a new sales contract effective as of January 1, 2010 providing for future supply of isoprene to Kraton in the United States. Kraton will also receive future isoprene supply in the United States from other sources.

Kraton and affiliates of Shell are parties to a number of other contracts and arrangements, which are described in Kraton Performance Polymers Inc.’s prospectus, dated December 16, 2009, filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Polymers LLC

Date: December 30, 2009	By:	/S/ STEPHEN W. DUFFY
Stephen W. Duffy Vice President and General Counsel

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